UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             January 15, 2009

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Employment Agreement

On January 15, 2009, Darling International Inc. (the “Company”) entered into that certain Amended and Restated Employment Agreement with Randall C. Stuewe, the Company’s Chairman and Chief Executive Officer (the “Amended Employment Agreement”), effective January 1, 2009, which was approved by the compensation committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) on January 15, 2009.  The Amended Employment Agreement amends and restates that certain Employment Agreement, dated February 3, 2003, as amended by Amendment No. 1, dated July 1, 2003, and Amendment No. 2, dated October 13, 2006.

Set forth below is a brief description of the material terms and conditions of the Amended Employment Agreement.  The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement attached hereto as Exhibit 10.1.

Pursuant to the Amended Employment Agreement, Mr. Stuewe is employed as the Company’s Chairman and Chief Executive Officer through December 31, 2009 with automatic one year extensions thereafter unless Mr. Stuewe’s employment is terminated earlier (i) by the Company without cause (as defined in the Amended Employment Agreement) on not less than thirty days prior notice to Mr. Stuewe, (ii) by the Company for cause or upon Mr. Stuewe’s death or disability or (iii) by Mr. Stuewe for good reason (as defined in the Amended Employment Agreement).

The Amended Employment Agreement provides for a minimum annual base salary of $675,000, subject to increases at the discretion of the Compensation Committee, and an annual bonus paid pursuant to the Company’s employee bonus plan in accordance with personal and Company performance targets established annually by the Compensation Committee in consultation with Mr. Stuewe.  The Amended Employment Agreement also provides for Mr. Stuewe to receive standard retirement and welfare benefits for executive officers of the Company.  Further, Mr. Stuewe is entitled to receive an allowance of $2,000 per month for the exclusive purpose of purchasing or leasing a new automobile of his choice.

Pursuant to the Amended Employment Agreement, Mr. Stuewe is entitled to the following severance and other payments upon his termination:

•
Termination upon Death:  In the event that Mr. Stuewe’s employment with the Company terminates as the result of his death, Mr. Stuewe’s designated beneficiary is entitled to receive the following amounts: (i) accrued but unpaid base salary through the date of termination, in a lump sum payment, within thirty days of termination; (ii) earned but unpaid bonus for a completed fiscal year, in a lump sum payment, within thirty days of termination; (iii) business expenses and accrued vacation pay, in a lump sum payment, within thirty days of termination; (iv) amounts to which Mr. Stuewe is entitled pursuant to Mr. Stuewe’s participation in employee benefit plans (collectively, the above amounts, the “Accrued Entitlements” ); and (v) death benefits equal to two times Mr. Stuewe’s then-effective base salary pursuant to a group life insurance policy maintained at the Company’s expense.

•
Termination upon Disability:  In the event that Mr. Stuewe’s employment with the Company terminates as the result of his disability (as defined in the Amended Employment Agreement), Mr. Stuewe is entitled to receive (i) the Accrued Entitlements and (ii) $10,000 per month until Mr. Stuewe reaches sixty-five years of age pursuant to a group disability policy maintained at the Company’s expense.

•
Termination for Cause; Resignation without Good Reason:  If the Company terminates Mr. Stuewe for cause (as defined in the Amended Employment Agreement) or Mr. Stuewe resigns without good reason (as defined in the Amended Employment Agreement), Mr. Stuewe is entitled to receive the Accrued Entitlements only.

•
Termination without Cause; Resignation for Good Reason:  If the Company terminates Mr. Stuewe without cause or Mr. Stuewe resigns for good reason (other than following a change of control), Mr. Stuewe is entitled to receive the following payments, among others:  (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to two times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if the Company’s performance to the termination date would entitle him to such bonus.

•
Termination upon a Change of Control of the Company:  If the Company terminates Mr. Stuewe without cause within twelve months following a change of control (as defined in the Amended Employment Agreement) or Mr. Stuewe resigns for good reason within ninety days following a change of control, Mr. Stuewe is entitled to the following payments, among others:  (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to three times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if the Company’s performance to the termination date would entitle him to such bonus.

Pursuant to the Amended Employment Agreement, subject to certain exceptions, during Mr. Stuewe’s employment with the Company and for a period of (i) two years thereafter in the event of termination without cause, (ii) three years thereafter in the event of termination upon a change of control and (iii) one year thereafter in each other instance (the “Restricted Period”), Mr. Stuewe may not have any ownership interest in, or be an employee, salesman, consultant, officer or director of, any entity that engages in the United States, Canada or Mexico in a business that is similar to that in which the Company is engaged in such territory.  Subject to certain limitations, the Amended Employment Agreement also prohibits Mr. Stuewe from soliciting the Company’s customers, employees or consultants during the Restricted Period.  Further, Mr. Stuewe is required by the Amended Employment Agreement to keep all confidential information in confidence during his employment and at all times thereafter.

The Amended Employment Agreement contains a provision that provides that, if following a change of control, Mr. Stuewe’s employment is terminated and as a result of such change of control an excise tax penalty is imposed on Mr. Stuewe under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Company would be required to make a gross-up payment to Mr. Stuewe sufficient to cover such excise tax.  Additionally, the Amended Employment Agreement was amended in certain respects to comply with Section 409A of the Code and the guidance promulgated thereunder.

Amended and Restated Senior Executive Termination Benefits Agreement

On January 15, 2009, the Board entered into that certain Amended and Restated Senior Executive Termination Benefits Agreement with John O. Muse (the “Amended Termination Benefits Agreement”), which was approved by the Compensation Committee on January 15, 2009.  The Amended Termination Benefits Agreement amends that certain Senior Executive Termination Benefits Agreement, dated December 31, 2007, as amended by that First Addendum to Senior Executive Termination Benefits Agreement, dated December 9, 2008.

Set forth below is a brief description of the material terms and conditions of the Amended Termination Benefits Agreement.  The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Termination Benefits Agreement attached hereto as Exhibit 10.2.

Pursuant to the Amended Termination Benefits Agreement, the Company must provide Mr. Muse certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by Mr. Muse (other than termination following a change in control), (ii) termination for cause (as defined in the Amended Termination Benefits Agreement) or (iii) termination upon normal retirement (as defined in the Amended Termination Benefits Agreement) by Mr. Muse.  Neither permanent nor long-term disability status nor the death of Mr. Muse is deemed a termination for purposes of the Amended Termination Benefits Agreement.  Termination with the exceptions set forth above is referred to herein as an “Eligible Termination Event.”

Subject to the mitigation provisions discussed below and Mr. Muse’s execution of a release of claims in respect of his employment with the Company, the Company must provide Mr. Muse the following benefits upon an Eligible Termination Event: (i) (A) periodic payment in the amount of Mr. Muse’s then-effective base salary until Mr. Muse has been paid one and one-half times his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”) or (B) in the case of a change in control (as defined in the Amended Termination Benefits Agreement) and if the Company terminates Mr. Muse’s employment without cause within twelve months following such change in control or Mr. Muse resigns within ninety days following such change in control (a “Change in Control Termination”), a lump sum payment, within thirty days of the date of termination or resignation, equal to three times Mr. Muse’s annual base salary at the highest rate in effect in the preceding twelve months, (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) life, disability, health and dental insurance, and certain other similar fringe benefits of the Company (or similar benefits provided by the Company) (the “Fringe Benefits”) in effect immediately prior to the date of termination for a period of eighteen months from the date of termination, or thirty-six months in the case of a Change in Control Termination, to the extent allowed under the applicable policies.

Mr. Muse is not entitled to any bonus under any Company executive bonus plan for the year in which the Eligible Termination Event occurs.

In addition, upon an Eligible Termination Event, the Company will engage an outplacement counseling service of national reputation, at its own expense, to assist Mr. Muse in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Mr. Muse obtains employment or (iii) Company expenses related thereto equal $10,000.

Mr. Muse is required to mitigate any Termination Payment Amount paid under the Amended Termination Benefits Agreement by seeking other comparable employment as promptly as practicable after the Eligible Termination Event.  Such Termination Payment Amount due under the Amended Termination Benefits Agreement will be offset against or reduced by any amount earned from such other employment.  The Fringe Benefits will terminate upon Mr. Muse’s obtaining such other employment.

The Amended Termination Benefits Agreement also contains obligations on Mr. Muse’s part regarding nondisclosure of confidential information, return of Company property, non-solicitation of employees during employment and for a period of one year following the termination of employment for any reason, non-disparagement of the Company and its business and continued cooperation in certain matters involving the Company.

The Amended Termination Benefits Agreement contains a provision that provides that, if following a change of control, Mr. Muse’s employment is terminated and as a result of such change of control an excise tax penalty is imposed on Mr. Muse under Section 280G of the Code, the Company would be required to make a gross-up payment to Mr. Muse sufficient to cover such excise tax.

Executive Compensation Program

On January 15, 2009, the Compensation Committee adopted an executive compensation program (the “Program”) for certain executives, including the Company’s Chief Executive Officer (the “CEO”), the Company’s Executive Vice Presidents (including the Company’s principal financial officer), the three most highly compensated executive officers, if any, other than the CEO, the principal financial officer and the Executive Vice Presidents, and such other executive officers as the Compensation Committee or the CEO may determine from time to time, pursuant to the Company’s 2004 Omnibus Incentive Plan (the “Omnibus Plan”).  The Program also provides for equity grants to the Company’s non-employee directors.

The Program supersedes the Company’s Long-Term Incentive Program Policy Statement, which was adopted under the Omnibus Plan on June 16, 2005; however, such prior program will remain in effect in respect of awards granted thereunder.

Set forth below is a brief description of the material terms and conditions of the Program.  The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Program attached hereto as Exhibit 10.3.

Elements of Compensation.

Base Salary:  Base salary ranges will be determined for a program participant based on the participant’s position and responsibility and will generally be set at or near the 50th percentile of base salary paid to similarly situated executives of general industrial companies that have similar total revenue and market capitalization and/or compete with the Company for management talent (“Peer Companies”).  However, the Compensation Committee has the authority to deviate from such percentile target.

Annual Incentives:  Each program participant has the opportunity to receive an annual cash incentive award, which will be awarded upon the program participant’s achievement of both of two separate components:  the Company’s realization of certain financial measures (which will comprise 75% of the annual cash incentive award) and the achievement of specific strategic, operational and personal goals (“SOPs”) designed for each plan participant (which will comprise 25% of the annual cash incentive award).

The financial measures component of the annual cash incentive award will be based on the Company’s yearly return on gross investment (“ROGI”), which is defined as earnings before interest, taxes, depreciation and amortization divided by the sum of total assets plus accumulated depreciation minus other liabilities (other than those incurred to financing institutions), including, but not limited to, accounts payable, accrued expenses, pension liabilities, other non-current liabilities and deferred income taxes.  The Compensation Committee has the ability to adjust annual ROGI based on extraordinary events.  A program participant may receive between 25% and 400% of his/her target payout depending on the Company’s annual ROGI as compared to the ROGI of its Peer Companies during the same period.

The SOPs component of the annual cash incentive award is based on both the Company’s achievement of a minimum ROGI target and a program participant’s achievement of individual SOPs.  A program participant may receive between 0% and 100% of his/her target payout with respect to the SOPs component depending on such participant’s performance for the fiscal year.  Each program participant must achieve a minimum of 75% of his/her SOPs to receive any payout for the SOPs component of the annual cash incentive award.

Long Term Incentives:  The long term incentive element of compensation will be awarded to program participants in the form of a yearly equity grant, which will be composed of 75% restricted stock and 25% stock options; however, the Company will only award such yearly equity grants if the Company meets certain defined financial objective(s) for the relevant prior fiscal year as determined by the Compensation Committee.  A program participant’s target dollar value of his/her grant will be set at an amount between 20% and 70% of his/her base salary, and the program participant can receive a grant equal to between 50% and 150% of such target dollar value depending on the Company’s trailing five-year ROGI as compared to the trailing five-year ROGI of Peer Companies.

Restricted stock grants will have no exercise price and will vest over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date.  Stock options will have an exercise price equal to the fair market value of the Company’s common stock on the third business day after the Company releases its annual financial results and will vest over a period of three years with 25% vesting immediately upon issuance and 25% on each of the next three anniversaries of the grant date.

Non-Employee Director Grants.

Non-employee directors will automatically be granted stock options for 4,000 shares of the Company’s common stock on the date of their initial election to the Board by the stockholders.  The stock options will have an exercise price equal to the grant date fair market value and will vest in 25% increments on the sixth month anniversary of the grant and on each of the first, second and third annual anniversaries of the date of the grant.

Each non-employee director will automatically be granted stock options for 4,000 shares of the Company’s common stock if the Company achieves 90% of the 50th percentile for the Peer Group ROGI for the most recently completed fiscal year.  The stock options will have an exercise price equal to the fair market value of the Company’s common stock on the third business day after the Company releases its annual financial results and will vest in 25% increments on the sixth month anniversary of the grant date and on each of the first, second and third annual anniversaries of the grant date.

Amendment No. 1 to Non-Employee Director Restricted Stock Award Plan

On January 15, 2009, the Compensation Committee adopted an amendment to the Non-Employee Director Restricted Stock Award Plan approved on March 9, 2006 pursuant to the Omnibus Incentive Plan.  Set forth below is a brief description of Amendment No. 1 to Non-Employee Director Restricted Stock Award Plan (the “Amendment”), which is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.4.

The Amendment changes the date on which awards are granted from the third business day to the fourth business day after the Company releases its annual financial results for its last completed fiscal year.  The Amendment also changes the date on which the fair market value used in calculating the number of shares of restricted stock to be awarded is determined from the second business day to the third business day after the Company releases its annual financial results for its last completed fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of January 1, 2009, between Darling International Inc. and Randall C. Stuewe

10.2	Amended and Restated Senior Executive Termination Benefits Agreement, dated as of January 15, 2009, between Darling International Inc. and John O. Muse

10.3	Darling International Inc. Compensation Committee Executive Compensation Program Policy Statement adopted January 15, 2009

10.4	Amendment No. 1 to Non-Employee Director Restricted Stock Award Plan, effective as of January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 21, 2009	By:	/s/ John O. Muse
John O. Muse
Executive Vice President
Finance and Administration

EXHIBIT LIST

10.1           Amended and Restated Employment Agreement, dated as of January 1, 2009, betweenDarling International Inc. and Randall C. Stuewe

10.2           Amended and Restated Senior Executive Termination Benefits Agreement, dated as ofJanuary 15, 2009, between Darling International Inc. and John O. Muse

10.3           Darling International Inc. Compensation Committee Executive Compensation ProgramPolicy Statement adopted January 15, 2009

10.4           Amendment No. 1 to Non-Employee Director Restricted Stock Award Plan, effective asof January 15, 2009